Exhibit 99.1
Alpha Natural Resources, Inc.
FOR IMMEDIATE RELEASE

Alpha Natural Resources to Participate in
Upcoming Investor Conferences

BRISTOL, Va., Feb. 21, 2013 -- Alpha Natural Resources, Inc. (NYSE: ANR), a leading U.S. coal producer, announced that members of Alpha's management team will participate in several investor conferences including: the J.P. Morgan Global High Yield & Leveraged Finance Conference on Monday, February 25, 2013; the BMO Capital Markets 22nd Global Metals & Mining Conference on Tuesday, February 26, 2013; the Simmons & Company International 13th Annual Energy Conference on Thursday, February 28, 2013; Howard Weil's 41st Annual Energy Conference on Wednesday, March 20, 2013; and Barclays Americas Mining and Materials Forum on Thursday, March 21, 2013. The formal presentation at the BMO conference will be webcast and will be available on the Company's Web site at http://alnr.client.shareholder.com at 11:00 am EST on Tuesday, February 26, 2013.

About Alpha Natural Resources

With $7.0 billion in total revenue in 2012, Alpha Natural Resources ranks as America's third-largest coal producer by revenue and third-largest by production. Alpha is the nation's largest supplier of metallurgical coal used in the steel-making process and is a major supplier of thermal coal to electric utilities and manufacturing industries. In 2012, the company had more than 200 customers on five continents. More information about Alpha can be found on the company's Web site at www.alphanr.com.

Investor Contact
Todd Allen, CFA
Vice President, Investor Relations
276-739-5328
tallen@alphanr.com

Media Contact
Ted Pile
Vice President, Corporate Communications
276-623-2920
tpile@alphanr.com